Exhibit 99.1

ULTA BEAUTY ANNOUNCES THIRD QUARTER FISCAL 2025 RESULTS

Net Sales Increased 12.9% to $2.9 Billion Compared to $2.5 Billion in the Prior Year Quarter

Comparable Sales Increased 6.3%

Net Income was $230.9 Million or $5.14 Per Diluted Share

Company Increases Fiscal 2025 Guidance

Bolingbrook, IL – December 4, 2025 – Ulta Beauty, Inc. (NASDAQ: ULTA) today announced consolidated financial results for the thirteen-week period (“third quarter”) and thirty-nine-week period (“first nine months”) ended November 1, 2025, compared to the same periods ended November 2, 2024, respectively.

	13 Weeks Ended		39 Weeks Ended
	November 1,	November 2,	November 1,	November 2,
(Dollars in millions, except per share data)	2025	2024	2025	2024
Net sales	$2,857.6	$2,530.1	$8,494.5	$7,808.0
Comparable sales	6.3%	0.6%	5.2%	0.3%
Gross profit (as a percentage of net sales)	40.4%	39.7%	39.6%	39.1%
Selling, general and administrative expenses	$840.9	$682.3	$2,293.3	$1,993.0
Operating income (as a percentage of net sales)	10.8%	12.6%	12.4%	13.4%
Diluted earnings per share	$5.14	$5.14	$17.65	$16.93

“Our third quarter results exceeded our expectations, reflecting the steady progress and momentum our team is building as we execute our Ulta Beauty Unleashed Strategy. Exciting assortment newness, improved in-store and digital experiences, and bold marketing efforts are resonating with our guests and drove strong sales results, market share gains, and growth across all categories and channels, with notable strength in ecommerce,” said Kecia Steelman, president and CEO. “As we look ahead to the all-important holiday season, we know many consumers’ wallets are pressured and they are seeking value. We are confident in our plans, and our teams are ready to make Holiday Happen Here at Ulta Beauty, driving excitement and delivering for our guests and their loved ones, now and into the new year.”

Third Quarter of Fiscal 2025 Compared to Third Quarter of Fiscal 2024

●	Net sales increased 12.9% to $2.9 billion compared to $2.5 billion, primarily due to increased comparable sales, the acquisition of Space NK, and net new store contribution.
●	Comparable sales (sales for stores open at least 14 months and e-commerce sales) increased 6.3% compared to 0.6%, driven by a 3.8% increase in average ticket and a 2.4% increase in transactions.
●	Gross profit increased 14.9% to $1.2 billion compared to $1.0 billion. As a percentage of net sales, gross profit increased to 40.4% compared to 39.7%, primarily due to lower inventory shrink and higher merchandise margin, partially offset by unfavorable channel mix.
●	Selling, general and administrative (SG&A) expenses increased 23.3% to $840.9 million compared to $682.3 million. As a percentage of net sales, SG&A expenses increased to 29.4% compared to 27.0%, primarily due to higher incentive compensation, store payroll and benefits, store expenses, and amortization of cloud-based software investments.
●	Operating income was $309.4 million, or 10.8% of net sales, compared to $318.5 million, or 12.6% of net sales.
●	The effective tax rate was 24.1% compared to 24.4%.
●	Net income was $230.9 million compared to $242.2 million.
●	Diluted earnings per share was flat at $5.14.

First Nine Months of Fiscal 2025 Compared to First Nine Months of Fiscal 2024

●	Net sales increased 8.8% to $8.5 billion compared to $7.8 billion, primarily due to increased comparable sales, the acquisition of Space NK, and net new store contribution.
●	Comparable sales increased 5.2% compared to 0.3%, driven by a 3.0% increase in average ticket and a 2.2% increase in transactions.
●	Gross profit increased 10.1% to $3.4 billion compared to $3.1 billion. As a percentage of net sales, gross profit increased to 39.6% compared to 39.1%, primarily due to lower inventory shrink and higher merchandise margin, partially offset by deleverage of other revenue.
●	SG&A expenses increased 15.1% to $2.3 billion compared to $2.0 billion. As a percentage of net sales, SG&A expenses increased to 27.0% compared to 25.5%, primarily due to deleverage of store payroll and benefits, higher incentive compensation, and higher store expenses.
●	Operating income was $1.1 billion, or 12.4% of net sales, compared to $1.0 billion, or 13.4% of net sales.
●	The effective tax rate was 24.4% compared to 23.9%.
●	Net income was $796.8 million compared to $807.8 million.
●	Diluted earnings per share increased 4.3% to $17.65, compared to $16.93 which included a $0.10 benefit due to income tax accounting for stock-based compensation.

Balance Sheet

Cash and cash equivalents at the end of the third quarter of fiscal 2025 totaled $204.9 million.

Merchandise inventories, net at the end of the third quarter of fiscal 2025 increased 16.0% to $2.7 billion compared to $2.4 billion at the end of the third quarter of fiscal 2024. The increase was primarily due to inventory to support new brand launches, the acquisition of Space NK, and 63 net new Ulta Beauty stores.

Short-term debt at the end of the third quarter of fiscal 2025 was $551.7 million compared to $199.7 million at the end of the third quarter of fiscal 2024, as the Company drew on its revolving credit facility to support working capital needs and ongoing capital allocation priorities, including share repurchases and capital expenditures.

Share Repurchase Program

During the third quarter of fiscal 2025, the Company repurchased 426,914 shares of its common stock at a cost of $224.7 million. During the first nine months of fiscal 2025, the Company repurchased 1.7 million shares of its common stock at a cost of $693.0 million. As of November 1, 2025, $2.0 billion remained available under the $3.0 billion share repurchase program announced in October 2024.

Store Update

During the third quarter of fiscal 2025, the Company opened 28 new stores, remodeled 15 stores, and closed one store. During the first nine months of fiscal 2025, the Company opened 58 new stores, relocated four stores, remodeled 24 stores, and closed three stores. At the end of the third quarter of fiscal 2025, the Company operated 1,500 Ulta Beauty stores totaling 15.6 million square feet across the U.S., excluding the 84 stores in the U.K. and Ireland operated by Space NK.

Fiscal 2025 Outlook

The Company is revising its previous guidance for fiscal 2025 as follows:

	Prior Fiscal 2025 Outlook	Updated Fiscal 2025 Outlook
Net sales	$12.0 billion to $12.1 billion	Approximately $12.3 billion
Comparable sales	2.5% to 3.5%	4.4% to 4.7%
New stores, net	approximately 63	no change
Store remodel and relocation projects	43-48	no change
Operating margin	11.9% to 12.0%	12.3% to 12.4%
Diluted earnings per share	$23.85 to $24.30	$25.20 to $25.50
Share repurchases	approximately $900 million	no change
Interest expense, net	approximately $4 million	no change
Effective tax rate	approximately 24.5%	no change
Capital expenditures	$425 million to $500 million	no change
Depreciation and amortization expense	approximately $300 million	no change

Conference Call Information

A conference call to discuss third quarter of fiscal 2025 results is scheduled for today, December 4, 2025, at 4:30 p.m. Eastern Time / 3:30 p.m. Central Time. Investors and analysts who are interested in participating in the call are invited to register for the live event at https://q3-2025-ulta-beauty-earnings-conference-call.open-exchange.net/.

A replay will be available on the company's Investor Relations website at https://www.ulta.com/investor. There will also be an archived webcast available for a limited time thereafter.

About Ulta Beauty

Ulta Beauty (NASDAQ: ULTA) is the largest specialty beauty retailer in the U.S. and a leading destination for cosmetics, fragrance, skin care, hair care, wellness and salon services. Since opening its first store in 1990, Ulta Beauty has grown to 1,500 stores across the U.S. and redefined beauty retail by bringing together All Things Beauty. All in One Place®. With an expansive product assortment, professional salon services and its beloved Ulta Beauty Rewards loyalty program, the company delivers seamless, personalized experiences across stores, Ulta.com and the Ulta Beauty App – where the possibilities are truly beautiful. Ulta Beauty is also expanding its presence internationally through a joint venture in Mexico, a franchise in the Middle East, and its subsidiary, Space NK, a luxury beauty retailer operating in the U.K. and Ireland. For more information, visit www.ulta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect the Company’s current views with respect to, among other things, future events and financial performance. These statements can be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” “targets,” “strategies” or other comparable words. Any forward-looking statements contained in this press release are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates, targets, strategies or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation:

●	macroeconomic conditions, including inflation and elevated interest rates, as well as prior labor, transportation, and shipping cost pressures, have had, and may continue to have, a negative impact on our business, financial condition, profitability, and cash flows (including future uncertain impacts, especially when combined with increased tariffs);
●	changes in the overall level of consumer spending and volatility in the economy, including as a result of macroeconomic conditions, tariffs, and geopolitical events;
●	our ability to sustain our growth plans and successfully implement our long-range strategic and financial plan, including our international expansion in Mexico, the Middle East, the U.K., and Ireland;
●	the ability to execute our operational excellence priorities, including continuous improvement and supply chain optimization;
●	our ability to gauge beauty trends and react to changing consumer preferences in a timely manner;
●	the possibility that we may be unable to compete effectively in our highly competitive markets;
●	the possibility of significant interruptions in the operations of our distribution centers, fast fulfillment center, and market fulfillment centers;
●	the possibility that cybersecurity or information security breaches and other disruptions could compromise our information or result in the unauthorized disclosure of confidential information;

●	the possibility of material disruptions to our information systems, including our Ulta.com website and mobile applications;
●	the possibility that we will not realize the anticipated benefits of the acquisition of Space NK for any reason, including due to challenges with integration and/or achieving anticipated acquisition synergies;
●	the failure to maintain satisfactory compliance with applicable privacy and data protection laws and regulations;
●	changes in the good relationships we have with our brand partners, our ability to continue to obtain sufficient merchandise from our brand partners, and/or our ability to continue to offer permanent or temporary exclusive products of our brand partners;
●	our ability to effectively manage our inventory and protect against inventory shrink;
●	changes in the wholesale cost of our products and/or interruptions at our brand partners’ or third-party vendors’ operations;
●	epidemics, pandemics or natural disasters, which could negatively impact sales;
●	the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues;
●	our ability to attract and retain key executive personnel;
●	the impact of climate change on our business operations and/or supply chain;
●	our ability to successfully execute our common stock repurchase program or implement future common stock repurchase programs;
●	a decline in operating results which could lead to asset impairment and store closure charges; and
●	other risk factors detailed in the Company’s public filings with the Securities and Exchange Commission (the SEC), including risk factors contained in its Annual Report on Form 10-K for the fiscal year ended February 1, 2025, as such may be amended or supplemented in its subsequently filed Quarterly Reports on Form 10-Q.

The Company’s filings with the SEC are available at www.sec.gov. Except to the extent required by the federal securities laws, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Kiley Rawlins, CFA

Senior Vice President, Investor Relations

krawlins@ulta.com

Media Contact:

Crystal Carroll

Senior Director, Public Relations

ccarroll@ulta.com

Exhibit 1

Ulta Beauty, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

	13 Weeks Ended
	November 1,		November 2,
	2025		2024
	(Unaudited)		(Unaudited)
Net sales	$2,857,623	100.0%	$2,530,100	100.0%
Cost of sales	1,701,958	59.6%	1,524,456	60.3%
Gross profit	1,155,665	40.4%	1,005,644	39.7%

Selling, general and administrative expenses	840,920	29.4%	682,259	27.0%
Pre-opening expenses	5,326	0.2%	4,883	0.2%
Operating income	309,419	10.8%	318,502	12.6%
Interest expense (income), net	4,123	0.1%	(1,674)	(0.1%)
Income before income taxes and equity net loss of affiliate	305,296	10.7%	320,176	12.7%
Income tax expense	73,436	2.6%	77,997	3.1%
Income before equity net loss of affiliate	231,860	8.1%	242,179	9.6%
Equity net loss of affiliate	985	0.0%	—	0.0%
Net income	$230,875	8.1%	$242,179	9.6%

Net income per common share:
Basic	$5.16		$5.16
Diluted	$5.14		$5.14

Weighted average common shares outstanding:
Basic	44,731		46,928
Diluted	44,895		47,092

Exhibit 2

Ulta Beauty, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

	39 Weeks Ended
	November 1,		November 2,
	2025		2024
	(Unaudited)		(Unaudited)
Net sales	$8,494,459	100.0%	$7,808,035	100.0%
Cost of sales	5,132,879	60.4%	4,754,434	60.9%
Gross profit	3,361,580	39.6%	3,053,601	39.1%

Selling, general and administrative expenses	2,293,270	27.0%	1,992,993	25.5%
Pre-opening expenses	12,260	0.1%	11,957	0.2%
Operating income	1,056,050	12.4%	1,048,651	13.4%
Interest income, net	(837)	(0.0%)	(13,100)	(0.2%)
Income before income taxes and equity net loss of affiliate	1,056,887	12.4%	1,061,751	13.6%
Income tax expense	257,875	3.0%	253,903	3.3%
Income before equity net loss of affiliate	799,012	9.4%	807,848	10.3%
Equity net loss of affiliate	2,210	0.0%	—	0.0%
Net income	$796,802	9.4%	$807,848	10.3%

Net income per common share:
Basic	$17.70		$17.00
Diluted	$17.65		$16.93

Weighted average common shares outstanding:
Basic	45,016		47,519
Diluted	45,151		47,710

Exhibit 3

Ulta Beauty, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	November 1,	February 1,	November 2,
	2025	2025	2024
	(Unaudited)		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$204,921	$703,201	$177,782
Receivables, net	237,352	223,334	213,621
Merchandise inventories, net	2,743,639	1,968,214	2,365,186
Prepaid expenses and other current assets	158,394	129,113	135,514
Prepaid income taxes	26,465	4,946	62,759
Total current assets	3,370,771	3,028,808	2,954,862

Property and equipment, net	1,366,504	1,239,295	1,264,419
Operating lease assets	1,710,804	1,609,870	1,619,055
Goodwill	392,606	10,870	10,870
Other intangible assets, net	6,089	204	281
Deferred compensation plan assets	52,684	47,951	48,872
Other long-term assets	112,834	64,695	60,127
Total assets	$7,012,292	$6,001,693	$5,958,486

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$759,001	$563,761	$593,219
Accrued liabilities	473,949	380,241	333,463
Deferred revenue	462,964	500,585	405,040
Current operating lease liabilities	290,716	288,114	284,985
Accrued income taxes	—	46,777	—
Short-term debt	551,721	—	199,700
Total current liabilities	2,538,351	1,779,478	1,816,407

Non-current operating lease liabilities	1,732,219	1,635,120	1,656,317
Deferred income taxes	45,312	42,593	91,729
Other long-term liabilities	63,396	56,149	65,024
Total liabilities	4,379,278	3,513,340	3,629,477

Commitments and contingencies

Total stockholders’ equity	2,633,014	2,488,353	2,329,009
Total liabilities and stockholders’ equity	$7,012,292	$6,001,693	$5,958,486

Exhibit 4

Ulta Beauty, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	39 Weeks Ended
	November 1,	November 2,
	2025	2024
	(Unaudited)	(Unaudited)
Operating activities
Net income	$796,802	$807,848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	218,985	197,075
Non-cash lease expense	260,632	235,950
Deferred income taxes	(1,613)	5,808
Stock-based compensation expense	30,324	27,691
Loss on disposal of property and equipment	7,398	7,280
Equity net loss of affiliate	2,210	—
Change in operating assets and liabilities:
Receivables	(13,138)	(5,682)
Merchandise inventories	(702,678)	(623,050)
Prepaid expenses and other current assets	(14,088)	(19,916)
Income taxes	(67,994)	(69,818)
Accounts payable	123,911	54,210
Accrued liabilities	6,567	(45,777)
Deferred revenue	(41,642)	(31,551)
Operating lease liabilities	(261,864)	(250,267)
Other assets and liabilities	(21,628)	12,240
Net cash provided by operating activities	322,184	302,041

Investing activities
Capital expenditures	(243,262)	(300,536)
Acquisitions, net of cash acquired	(386,793)	—
Other investments	(25,445)	(6,108)
Net cash used in investing activities	(655,500)	(306,644)

Financing activities
Borrowings from short-term debt	1,641,844	199,700
Payments on short-term debt	(1,118,683)	—
Repurchase of common shares	(703,960)	(765,384)
Stock options exercised	30,103	9,200
Purchase of treasury shares	(13,505)	(23,566)
Debt issuance costs	(763)	(4,159)
Net cash used in financing activities	(164,964)	(584,209)

Net decrease in cash and cash equivalents	(498,280)	(588,812)
Cash and cash equivalents at beginning of period	703,201	766,594
Cash and cash equivalents at end of period	$204,921	$177,782

Exhibit 5

Ulta Beauty, Inc.

Store Update

	Total stores open	Number of stores	Number of stores	Total stores
	at beginning of the	opened during the	closed during the	open at end
Fiscal 2025	quarter	quarter	quarter	of the quarter (1)
1st Quarter	1,445	6	0	1,451
2nd Quarter	1,451	24	2	1,473
3rd Quarter	1,473	28	1	1,500

(1)Excludes 84 stores in the U.K. and Ireland operated by Space NK as of the third quarter of fiscal 2025.

		Gross square feet for
	Total gross square	stores opened or	Gross square feet for	Total gross square
	feet at beginning of	expanded during the	stores closed	feet at end of the
Fiscal 2025	the quarter	quarter	during the quarter	quarter (1)
1st Quarter	15,110,170	53,037	0	15,163,207
2nd Quarter	15,163,207	212,267	21,926	15,353,548
3rd Quarter	15,353,548	244,275	8,890	15,588,933

(1)Excludes 84 stores in the U.K. and Ireland operated by Space NK as of the third quarter of fiscal 2025.

Exhibit 6

Ulta Beauty, Inc.

Consolidated Sales by Category

The following tables set forth the approximate percentage of net sales by primary category:

	13 Weeks Ended
	November 1,	November 2,
	2025	2024
Cosmetics	41%	41%
Skincare and wellness	24%	23%
Haircare	19%	20%
Fragrance	11%	10%
Services	3%	4%
Other	2%	2%
	100%	100%

	39 Weeks Ended
	November 1,	November 2,
	2025	2024
Cosmetics	40%	41%
Skincare and wellness	24%	24%
Haircare	19%	19%
Fragrance	11%	10%
Services	4%	4%
Other	2%	2%
	100%	100%